UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2025

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2025, following Jabil Inc.’s October meeting of the Board of Directors (the “Board”), Jabil announced that Executive Chairman Mark T. Mondello and Directors Kathleen A. Walters and James Siminoff would not seek re-election to the Board at the end of their current terms, which conclude on January 22, 2026 at Jabil’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”).

Upon Mr. Mondello’s departure, Lead Director Steven Raymund is expected to assume the role of chairman of the Board.

Jabil also anticipates that it will enter into a consulting agreement with Mr. Mondello effective at the time of his departure.

Item 8.01	Other Events.

On October 16, 2025, the Company issued a press release regarding the departure of Mr. Mondello, Ms. Walters, and Mr. Siminoff, which is attached as Exhibit 99.1 and incorporated herein by reference.

In addition, on October 16, 2025, the Board approved a decrease in the size of the Board to seven members effective immediately prior to the 2026 Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated October 16, 2025

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

October 21, 2025	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Senior Vice President, Securities, M&A and Corporate Secretary